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                                                                   Exhibit 5.1

                 [WILDEBOER RAND THOMSON APPS & DELLELCE LETTERHEAD]





September 23, 1997




Intercorp Excelle Inc.
1880 Ormont Drive
Weston, Ontario
M9L 2V4

Ladies and Gentlemen:

Re: Registration Statement on Form SB-2 - Registration No. 333-7202


We act as corporate counsel to Intercorp Excelle Inc., a Province of Ontario corporation (the "Company") which has retained counsel in the United States in connection with the registration of certain securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"). In that regard, we have reviewed the Registration Statement on Form SB-2 as filed under the Securities Act by the Company with the Securities and Exchange Commission (the "Commission") on July 7, 1997 and the subsequent amendments thereto (the "Registration Statement"). The Registration Statement has been filed for the purposes of registering the proposed offering of (i) 1,224,750 shares, no par value, of the Company's common stock (the "Common Stock") offered for sale by the Company and certain selling securityholders described in the Registration Statement inclusive of securities issuable on exercise of the over-allotment option described in the Registration Statement: (ii) 1,224,750 Redeemable Common Stock Purchase Warrants (the "Warrants") exercisable at $6.00 per share subject to adjustment during the four year period commencing on the date of the Prospectus which is part of the Registration Statement, redeemable at $0.10 per Warrant one year from the date of the final Prospectus under certain conditions as disclosed in the Warrant inclusive of securities issuable on exercise of the over-allotment option described in the Registration Statement; (iii) 1,224,750 shares of Common Stock reserved for issuance upon exercise of the Warrants inclusive of securities issuable on exercise of the over-allotment option described in the Registration Statement; (iv) an Underwriters' Warrant exercisable for 106,500 shares, no par value, of the Company's common stock (the "Underwriters' Warrant"); (v) 106,500 shares of Common Stock relating to the Underwriters' Warrant; (vi) 106,500 Warrants relating to the Underwriters' Warrant; and
(vii) 106,500 shares of Common Stock reserved for issuance upon exercise of the Warrants underlying the Underwriters' Warrant issuable to the underwriters who will participate in the proposed public offering (the "Underwriters").


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Intercorp Excelle Inc.
September 23, 1997
Page 2


In rendering this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, coupled with the Articles of Incorporation, as amended, By-laws of the Company, minutes of meetings of the board of directors of the Company and such other documents as we have deemed relevant and necessary as a basis for this opinion including the Form of the Underwriting Agreement to be entered into between the Company and the Underwriters (the "Underwriting Agreement"), which Underwriting Agreement was filed as Exhibit 1(a) to the Registration Statement.

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents submitted to us a certified or photostatic copies, and the authenticity of the originals of such latter documents. As to our opinion expressed in paragraph one below, we have relied solely upon a Certificate of Status from the Ministry of Consumer and Commercial Relations of the Province of Ontario as to the existence of the Company. Furthermore, capitalized terms used in the context of the opinion shall have the same meaning ascribed thereto within the Registration Statement.

We are qualified to practice law in the Province of Ontario and express no opinion as to the laws of any other jurisdiction other than the federal law of Canada.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the Province of Ontario with corporate power to conduct the business which it conducts as described in the Registration Statement. Under the laws of the Province of Ontario, shareholders of the Company are not personally liable for debts of the Company arising solely from their ownership of the Company's Common Stock.

2. The Common Stock and Warrants, and the Common Stock issuable upon exercise of the Warrants have been duly and validly authorized for issuance by the Company, and when issued, delivered and paid for by the Company and sold by the Selling Securityholders in a manner set forth in the Registration Statement, will be fully paid and non-assessable and conform to the description contained in the section "Description of Securities" in the prospectus forming a part of the Registration Statement.

This firm consents to the filing of this opinion as an Exhibit to the

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Intercorp Excelle Inc.
September 23, 1997
Page 3


Registration Statement and to the reference to this firm under the section of "Legal Matters" in the prospectus forming a part of the Registration Statement.

Yours very truly,

WILDEBOER RAND THOMSON APPS & DELLELCE



By:/s/ Wildeboer Rand Thomson Apps & Dellelce